6.2
                    First Amendment to the Trademark License
                    Agreement between Mrs. Fields Development
                         Corporation and Plunkett, Inc.
                             Dated August 14, 1994

                               FIRST AMENDMENT TO
                         TRADEMARK LICENSING AGREEMENT

This Amendment to Trademark License Agreement ("Amendment") is entered into as of this 28th day of March, 1996, by and between Mrs. Field's Development Corporation, a Delaware corporation ("Mrs. Fields") and Legacy Brands, Inc., a California corporation formerly known as Plunkett, Inc. ("Legacy").

RECITALS

This Amendment is made with respect to the following facts and circumstances:

     A. In August 1994, Mrs. Fields and Legacy entered into that certain Trademark License Agreement ("License Agreement").

     B. Mrs. Fields and Legacy desire to amend and modify the provisions of the License Agreement as set forth in this Amendment.

     Now, Therefore, the parties hereto agree as follows:

     1. First Right of Refusal. Effective as of the date of this Amendment, the First Right of Refusal as provided in 2b of the License Agreement with respect to the European countries is terminated. Subsequent to this Amendment, Legacy shall no longer have a First Right of Refusal with respect to the European countries.

          1a. Ice Cream Novelty rights will also be terminated for the Canadian market.

     2. Running Royalties. With reference to 5a of the License Agreement, the Running Royalty shall be equal to $1.00 for each Retail Unit (as defined below) sold less damages, returns and credits. For purposes of this paragraph, a "Retail Unit" shall refer to a case containing 12 pounds of Royalty Bearing Products. In the event that Legacy distributes cases containing less or more than 12 pounds, then the Running Royalty will be adjusted proportionately in accordance with the number of pounds of Royalty Bearing Products packaged in the applicable case.

     3. Volume Commitment. With reference to 6a of the License Agreement, the minimum number of cases (i.e., Retail unit) of Royalty Bearing Products during the Initial Term and during each Option Period shall be amended to be as follows:

                                  Initial Term
                                  ------------
                               1995     0 cases
                               1996     0 cases
                               1997     285,000 cases
                               1998     350,000 cases
                               1999     425,000 cases

                               1ST OPTION PERIOD
                               -----------------

                               2000     435,500 cases
                               2001     442,170 cases
                               2002     451,013 cases
                               2003     460,034 cases
                               2004     469,234 cases


                               2ND OPTION PERIOD
                               -----------------

                               2005     478,619 cases
                               2006     488,191 cases
                               2007     497,955 cases
                               2008     507,914 cases
                               2009     518,073 cases


                               3RD OPTION PERIOD
                               -----------------

                               2010     528,434 cases
                               2011     539,003 cases
                               2012     549,383 cases
                               2013     560,778 cases
                               2014     571,994 cases


                               4TH OPTION PERIOD
                               -----------------

                               2015     583,434 cases
                               and thereafter

     4. Notices. Commencing as of the date of this Amendment, any and all notices to Legacy (formerly Plunkett, Inc.) shall be addressed to:

               Legacy Brands, Inc.
               2200-B Douglas Blvd. Suite 100
               Roseville, CA  95661
               FAX: 916-782-6779

     5. Definition. Unless specifically defined in this Amendment, the defined terms as employed in this Amendment shall have the same meaning as ascribed to such terms in the License Agreement.

     6. Full Force and Effect. Except as modified by the provisions of this Amendment, the License Agreement shall remain in full force and effect and unmodified.

     7. Inconsistencies. Any inconsistencies between the provisions of this Amendment and the provisions of the License Agreement shall be governed by the provisions of this Amendment.

     IN WITNESS WHEREOF, this First Amendment to Trademark License Agreement has been executed by the parties hereto as of the date and year first written above.

Mrs. Fields:                            Legacy:

Mrs. Fields Development Corporation,    Legacy Brands, Inc., a California
a Delaware corporation                  corporation formerly known as Plunkett,
                                        Inc.


By:    /s/ Larry Hodges                 By: /s/ Thomas E. Kees
---------------------------------       --------------------------------
Name:      Larry Hodges                 Name:   Thomas E. Kees
Title:     President                    Title:  President & CEO